                   CONSENT AND ASSIGNMENT UNDER AND AMENDMENT
                        TO REGISTRATION RIGHTS AGREEMENT

         This Consent and Assignment under and Amendment to that certain Registration Rights Agreement, dated as of January 31, 1996, among Tom Brown, Inc. (the "Company"), and K N Energy, Inc. (the "Stockholder"), is executed by the Company, the Stockholder and Oppenheimer Funds, Inc., on behalf of Oppenheimer Main Street Growth and Income Fund (the "Buyer") as of September , 1999.

         WHEREAS, reference is made to that certain Registration Rights Agreement (the "Registration Rights Agreement"), dated as of January 31, 1996, among the Company and the Stockholder that grants to the Stockholder certain registration rights with respect to Registrable Common Stock, as defined below, held by the Stockholder;

         WHEREAS, the Stockholder has agreed to transfer to the Buyer 1,000,000 shares of the Company's $1.75 Convertible Preferred Stock, Series A, par value $.10 per share ("Convertible Preferred Stock") subject to the execution hereof;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter mentioned to be kept and performed, the parties hereto agree as follows:

         1. Section 1.01(d) of the Registration Rights Agreement is hereby amended by deleting said section in its entirety and replacing it with a new
Section 1.01(d) as is set forth below:

                  " "Registrable Common Stock" shall mean (i) the shares of Common Stock of the Company issued to Stockholder as a result of the Merger and
(ii) the shares of Common Stock of the Company underlying the shares of Convertible Preferred Stock of the Company issued to Stockholder pursuant to the Merger and subsequently transferred to the Buyer."

         2. The Stockholder hereby assigns to the Buyer all rights under the Registration Rights Agreement relating to the Convertible Preferred Stock. The Company hereby consents to such assignment and the transfer of the Convertible Preferred Stock and waives the applicability of the last sentence of Section 1.02(e) of the Registration Rights Agreement to the assignment of rights herein to the Buyer but not otherwise. In addition, the Buyer agrees to be bound by the Registration Rights Agreement with respect to the Convertible Preferred Stock to the same extent as the Stockholder was bound as owner of the Convertible Preferred Stock.

         3. The parties agree that upon the execution hereof, the Buyer shall have the same rights under the Registration Rights Agreement with respect to the Convertible Preferred Stock as the Stockholder had prior to the transfer thereof to the Buyer. Accordingly, the Registration Rights Agreement is hereby amended such that references in the Registration Rights Agreement to "the Stockholder" shall be deemed to be references to "the Stockholder and/or the Buyer".


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         4. Section 1.02(a) of the Registration Rights Agreement is hereby amended by changing the reference therein to "1,000,000" to "900,000".

         5. Section 1.09 of the Registration Rights Agreement is hereby amended by adding a new subsection (c) thereto in the form below:

            "(c)   If to the Buyer, to:
                   Oppenheimer Funds, Inc.
                   Two World Trade Center, 34th Floor
                   New York, NY  10048-0203
                   Attention:  Andrew J. Donahue, General Counsel

         6. Except as specifically set forth herein, the Registration Rights Agreement shall remain in full force and effect.

         7. Capitalized terms used but not otherwise defined herein shall have those meanings ascribed to them in the Registration Rights Agreement.

         8. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

         9. This Amendment shall be governed and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law of such state.

                                   * * * * * *


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         IN WITNESS WHEREOF, the parties have executed this Consent and
Assignment Under and Amendment to Registration Rights Agreement as of this ___ day of September, 1999.

                                          TOM BROWN, INC.



                                          By:    /s/ DANIEL G. BLANCHARD
                                             ----------------------------------
                                             Name:   Daniel G. Blanchard
                                             Title:  Chief Financial Officer

                                          K N ENERGY, INC.



                                          By:    /s/ STEWART A. BLISS
                                             ----------------------------------
                                             Name:   Stewart A. Bliss
                                             Title:  Chairman and Chief
                                                     Executive Officer

                                          OPPENHEIMER FUNDS, INC., on behalf of
                                          Oppenheimer Main Street Growth and
                                          Income Fund



                                          By:    /s/ NIKOLAOS D. MONUYIOS
                                             ----------------------------------
                                             Name:   Nikolaos D. Monuyios
                                             Title:  Vice President